SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 6, 1998


                        THE CARBIDE/GRAPHITE GROUP, INC.


        Delaware                    0-20490                     25-1575609
(State of Incorporation)    (Commission File Number)          (IRS Employer
                                                           Identification Code)


                         One Gateway Center, 19th Floor
                                 Pittsburgh, PA
                                      15222
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (412) 562-3700



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Item 1 through Item 4:  Not applicable.

Item 5 -- Other Events:


Current Developments Update
---------------------------

     On November 6, 1998, the Company announced the following information with respect to the closure of certain production facilities and the Company's expected results for its fiscal first quarter ended October 31, 1998:

     Pittsburgh, PA - November 6, 1998 - The Carbide/Graphite Group, Inc. (NASDAQ NNM: CGGI) today announced that it plans to close its highest-cost graphitizing and baking operations in St. Marys, Pennsylvania, which account for approximately 12% of the Company's total electrode production capacity. A 60-day notice, as required by the WARN Act, has been given in order to prepare for the closure by January 1999. Walter B. Fowler, Chief Executive Officer, commented, "The combination of high operating costs and weaker electrode prices has made it uneconomic to continue to produce in our St. Marys Acheson graphitizing units and corresponding baking units. It was our intention to begin construction in 1999 of a new longitudinal graphitizing facility at our Niagara Falls, New York plant which would have replaced these older, less efficient Acheson units. However, as a result of current market conditions, this project has been placed on hold and will be reconsidered at a later date. This delay in capital spending and the cost reduction efforts we have initiated will conserve cash and help sustain profitability during this period of reduced electrode demand."

     The Company will record a pre-tax, substantially non-cash charge of approximately $8.0 million in its fiscal first quarter ended October 31, 1998 to provide for the write down of fixed assets associated with the units to be closed, as well as other closure and severance costs. Excluding the effects of this one-time charge, preliminary results for the fiscal first quarter ended October 31, 1998 are approximately $0.38 per share (diluted basis). The Company plans to release details of its first quarter results on Thursday, November 19.

     The Carbide/Graphite Group, Inc. is a leading manufacturer of industrial graphite, premium needle coke and calcium carbide products with manufacturing facilities in St. Marys, Pennsylvania; Niagara Falls, New York; Louisville and Calvert City, Kentucky; and Seadrift, Texas.


                                (Continue)

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     Note: This release may contain forward-looking statements that are based on current expectations, estimates and projections about the industries in which the Company operates, management's beliefs and assumptions made by management.
Words  such  as  "expects,"   "anticipates,"   "intends,"  "plans,"  "believes,"
"estimates" and variations of such words and similar expressions are intended to
identify  such   forward-looking   statements.   These   statements   constitute
"forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and are subject to the safe harbor created thereby. These statements are based on a number of assumptions that could ultimately prove inaccurate and, therefore, there can be no assurance that such statements will prove to be accurate. Factors which could affect actual future results include
the   occurrence  of   unanticipated   events  or   circumstances   relating  to
investigations  by  the  Department  of  Justice,   the  antitrust   enforcement
authorities of the European Union or related civil lawsuits as well as the assertion of other claims relating to such investigations or lawsuits or the subject matter thereof. Such factors also include the possibility that increased demand or prices for the Company's products may not occur or continue, changing
economic  and  competitive   conditions   (including   currency   exchange  rate
fluctuations), technological risks and other risks, costs and delays associated with the start-up and operation of major capital projects (including the Company's modernization program), changing governmental regulations (including
environmental   rules  and  regulations)  and  other  risks  and  uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.


                                       ###


Item 6 through Item 9:  Not applicable.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the following hereunto duly authorized.

                                         The Carbide/Graphite Group, Inc.

                                              /s/  Walter B. Fowler
                                    -------------------------------------------
                                    Walter B. Fowler - Chief Executive Officer

Dated:  November 6, 1998



















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